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                                                                     Exhibit 5.1

                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10019

                            Telephone (212) 373-3000
                            Facsimile (212) 757-3990


                                  May 1, 1997



Renaissance Cosmetics, Inc.
955 Massachusetts Avenue
Cambridge, MA 02139

Renaissance Guarantor, Inc.
635 Madison Avenue
New York, NY 10022

                       Registration Statement on Form S-4
                          (Registration No. 333-23847)

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Renaissance Cosmetics, Inc., a Delaware corporation (the "Company"), and Renaissance Guarantor, Inc., a Delaware corporation (the "Guarantor"), with the Securities and Exchange Commission (the "SEC") on March 24, 1997, as being amended by Amendment No. 1 to the
Registration Statement being filed with the SEC on the date hereof, pursuant to the
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Renaissance Cosmetics, Inc.                                                    2
Renaissance Guarantor, Inc.




Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of the Company's 11 3/4% Senior Notes due 2004 (the "New Notes") and the Subsidiary Guarantee of the New Notes by the Guarantor (the "Subsidiary Guarantee"). The New Notes are to be offered in exchange for the 11 3/4% Senior Notes due 2004 (the "Existing Notes") issued and sold by the Company on February 7, 1997 in an offering exempt from registration under the Act. The New Notes will be issued by the Company pursuant to the terms of the Indenture (the "Indenture"), dated as of February 7, 1997, between the Company and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

                  In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:

                  (i) the Registration Statement (including the exhibits thereto);

                  (ii) the Indenture included as Exhibit 4.1 to the Registration Statement; and

                  (iii) the proposed form of the New Notes and the Subsidiary Guarantee included as Exhibit 4.5 to the Registration Statement.
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Renaissance Cosmetics, Inc.                                                    3
Renaissance Guarantor, Inc.




                  In addition, we have examined: (i) such corporate records of the Company and the Guarantor as we have considered appropriate, including copies of their certificates of incorporation, as amended, and by-laws, as amended, as in effect on the date hereof, and certified copies of resolutions of the board of directors of the Company and the Guarantor; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.

                  In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the documents against each party thereto other than the Company and the Guarantor, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents which we examined.

                  In expressing the opinion set forth herein, we have relied upon the factual matters contained in the representations and warranties of the Company and the Guarantor made in such documents and upon certificates of public officials and officers of the Company and the Guarantor.
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Renaissance Cosmetics, Inc.                                                    4
Renaissance Guarantor, Inc.




                  In rendering the opinions set forth below, we have assumed that the New Notes and Subsidiary Guarantee will be issued as described in the Registration Statement.

                  Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

                  1. Assuming due authorization, execution and delivery by the Trustee, the Indenture represents a valid and binding obligation of the Company and the Guarantor enforceable against each of the Company and the Guarantor in accordance with its terms, except as such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  2. When issued, authenticated and delivered in accordance with the terms of the Indenture, the New Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
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Renaissance Cosmetics, Inc.                                                    5
Renaissance Guarantor, Inc.



                  3. When issued and delivered in accordance with the terms of the Indenture, the Subsidiary Guarantee will be the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.)

                  Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, that are currently in effect.

                  We hereby consent to the use of our name in the Registration Statement and in the prospectus therein as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

                                                     Very truly yours,

                                    /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON